Exhibit 10.12D
1997 Equity Incentive Plan

STATE STREET CORPORATION
1997 EQUITY INCENTIVE PLAN

The State Street Corporation 1997 Equity Incentive Plan (the "Plan"), as previously amended and adjusted for stock dividends, is hereby further amended as follows:

1. The first paragraph of Section 2 of the Plan is amended in its entirety to read as follows:

"Unless otherwise determined by the Board of Directors of the Company (the "Board"), the Plan will be administered by a committee of the Board designated for such purpose (the "Committee"). During such time as the Stock is registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as the Board may otherwise determine, the Committee shall consist of at least two members who are both "non-employee directors" within the meaning of Rule 16b-3 promulgated under the 1934 Act and "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code"). If the Committee includes members who are not non-employee directors or outside directors as so defined, it shall act and shall be deemed to have acted through a subcommittee consisting solely of its non-employee and outside director members."

2. The first sentence of Section 4 of the Plan is amended by deleting the existing share limit (taking into account all previous stock dividends and increases, 31,800,000 shares) and replacing it with the number "46,800,000".

3. The last sentence of the second paragraph of Section 4 of the Plan (begins: "The maximum number of shares of Restricted Stock . . .") is amended in its entirety to read as follows: "The maximum number of shares of Restricted Stock that may be delivered under the Plan shall not exceed 25% of the total number of shares authorized for issuance."

4. The last sentence of Section 5 of the Plan is amended in its entirety to read as follows:

"A "subsidiary" for purposes of the Plan will be a corporation or other entity whose employees would be treated as employees of a subsidiary of the Company for purposes of the rules promulgated under the Securities Act of 1933, as amended, with respect to the use of Form S-8. Options intended to be "incentive stock options" as defined in Section 422(b) of the Code (any Option intended to qualify as an incentive stock option being hereinafter referred to as an "ISO") may be granted only to an individual who is, at the time of grant, an employee of the Company or of a corporation that would be treated as a subsidiary of the Company under Section 424(f) of the Code."

5. The second sentence of Section 6.1(a) of the Plan is amended in its entirety to read as follows:

"Both ISOs and options that are not ISOs may be granted under the Plan."

6. Section 6.1(f) of the Plan is deleted.

7. Section 6.5(c) of the Plan is amended to read in its entirety as follows:

"(c) Limitations and Special Rules. No more than an aggregate of 1,000,000 shares of Stock (or their equivalent fair market value in cash) may be delivered to any Participant under Performance Awards made from and after the effective date of the Plan and prior to December 19, 2006. In the case of any Performance Award intended to qualify for the performance-based remuneration exception described at Section 162(m)(4)(C) of the Code and the regulations thereunder (an "exempt award"), the Committee shall in writing preestablish one or more specific, objectively determinable performance goal or goals (based solely on one or more qualified performance criteria) no later than ninety (90) days after the commencement of the period of service to which the performance relates (the "performance period") (or at such other time as is required to satisfy the conditions of section 162(m)(4)(C) of the Code and the regulations thereunder). For purposes of the preceding sentence, a qualified performance criterion is any of the following determined (to the extent relevant) on either a consolidated or business-unit basis: (i) return on equity; (ii) earnings per share; (iii) the Company's total shareholder return during the performance period compared to the total shareholder return of a generally recognized market reference (e.g., the S & P 500 or the S & P Financial Index); (iv) revenue growth; (v) market share; (vi) earnings; or (vii) revenue. To the extent consistent with qualification of an exempt award under Section 162(m)(4)(C) of the Code and the regulations thereunder, the Committee may provide that performance goals be adjusted in order to eliminate the effect of extraordinary or other non-recurring events or changes in the Stock by reason of an event described in Section 8.6(a)."

8. Section 7.1(a) of the Plan is amended in its entirety to read as follows:

"(a) All Options and Stock Appreciation Rights held by the Participant or a transferee immediately prior to such termination of employment, whether or not then exercisable, may be exercised by the Participant or such transferee (or if the Option or SAR was held by the Participant at death, by the Participant's executor or administrator or the person or persons to whom the Option or SAR is transferred by will or the applicable laws of descent and distribution), in accordance with the terms of the Option or SAR or on such accelerated basis as the Committee may determine, during the period that ends on the later of (i) one year after the date of such termination of employment, or (ii) one year after the Option or SAR, or the last installment of such Option or SAR if there is more than one, first becomes exercisable. In no event, however, shall an Option or SAR remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7."

9. Section 7.1(a) of the Plan is further amended in its entirety to read as follows:

"(a) All Options and Stock Appreciation Rights held by the Participant or a transferee immediately prior to termination of employment by reason of retirement or disability, whether or not then exercisable, may be exercised by the Participant or such transferee, in accordance with the terms of the Option or SAR or on such accelerated basis as the Committee may determine, during the period that ends on the later of (i) one year after the date of such termination of employment, or (ii) one year after the Option or SAR, or the last installment of such Option or SAR if there is more than one, first becomes exercisable. All Options and SARs held by the Participant or a transferee prior to termination of employment by reason of death, whether or not then exercisable, may be exercised by (i) the Participant's executor or administrator or the person or persons to whom the Option or SAR is transferred by law or the applicable laws of descent and distribution, if the Option or SAR was held by the Participant at death, or (ii) by the Participant's transferee, if the Option or SAR was held by such transferee at the Participant's death, in either case during the period that ends one year after the date of death. In no event, however, shall an Option or SAR remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7."

10. Section 7.1(b) of the Plan is amended in its entirety to read as follows:

"In the case of termination of employment by reason of death or disability, all Restricted Stock held by the Participant immediately prior to such termination of employment shall be vested and the right to receive any payment or benefit under any Deferred Stock Award then held by the Participant shall be vested and accelerated. In the case of termination of employment by reason of retirement, all Restricted Stock held by the Participant immediately prior to retirement must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3(c) above and all of the Participant's rights under any Deferred Stock Award, other than rights to any payment or benefit to which the Participant had become irrevocably entitled prior to retirement, will be forfeited. "

11. Section 7.1(c) of the Plan is amended by deleting the words "a Deferred Stock Award,".

12. Section 7.2 of the Plan is amended as follows:

(i) The words "If a Participant who is an Employee" at the beginning of Section 7.2 are deleted and replaced with the words: "Except as provided at Section 7.2(d) below, if a Participant who is an Employee".

(ii) Section 7.2(d) is amended by adding at the end thereof the following new text:

"Except as the Committee may otherwise determine, a Participant who ceases to be an Employee but in connection therewith continues to provide consulting or advisory services to the Company or its subsidiaries, or who ceases to be a consultant or advisor to the Company or its subsidiaries but in connection therewith becomes an Employee, will not be deemed to have suffered a Status Change until such time as he or she ceases to provide services to the Company and its subsidiaries in any of such capacities (whether as an Employee, consultant or advisor). Except as the Committee may otherwise determine, if a subsidiary by which a Participant is employed or to which he or she is providing services ceases to be a subsidiary (by sale, disposition or otherwise), the Participant will thereupon be treated as having suffered a Status Change unless, in connection with such event, he or she continues to be employed by or continues otherwise to provide services to the Company or its continuing subsidiaries."

13. The paragraph at the end of Section 7.4(a) of the Plan (begins: "Notwithstanding the foregoing, if any right granted pursuant to this Section 7.4 would make a Change of Control transaction ineligible for pooling of interests . . .") is deleted.

14. The last paragraph of Section 8.4 of the Plan (begins: "If in connection with the exercise of an ISO . . .") is amended by deleting the words "may arise in connection with tax exercise" and replacing them with the words "may arise in connection with the exercise".

15. Section 8.5 of the Plan is amended in its entirety to read as follows:

"No ISO nor, except as the Committee may otherwise determine, any other Award (other than an Award in the form of an outright transfer of cash or Unrestricted Stock) may be transferred other than by will or by the laws of descent and distribution or exercised, during the Participant's lifetime, other than by the Participant (or, in the event of the Participant's incapacity, the person or persons legally appointed to act on the Participant's behalf). The Committee in its discretion may permit transfers of Awards other than ISOs to other persons or entities."

16. The Plan is amended by adding a new Section 8.10, to read in its entirety as follows:

"8.10 Special Terms for Non-U.S. Participants

The Committee may establish special rules under the Plan (which may be, but need not be, consistent with the rules applicable to Participants and Awards generally) for Awards to Participants employed by or otherwise providing services to non-U.S. subsidiaries; provided, that no such special rules shall be established without the approval of the stockholders of the Company to the extent they would be ineffective without such stockholder approval if accomplished as an amendment to the Plan pursuant to Section 9."

17. The amendments made by paragraphs 2 and 7 above are contingent upon approval by the Board of Directors of State Street Corporation. The amendment made by paragraph 2 above and the provisions of Section 6.5(c) of the Plan as amended by paragraph 7 above are also contingent upon approval of the stockholders of the Company. The amendments made by paragraphs 3, 4, 5, 6, 12 and 13 above are effective immediately as to awards granted after the date hereof. The amendments made by paragraphs 8, 9, 10 and 11 above are effective immediately as to awards under the Plan made on or after the date hereof. The other amendments made by this instrument of amendment are clarifications of existing language and are effective as of the original effective date of the Plan.

IN WITNESS WHEREOF, State Street Corporation has caused this instrument of amendment to be executed by its duly authorized officer this 20th day of December, 2001.

STATE STREET CORPORATION

By: /s/ JOHN R. TOWERS